UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
December 6, 2010
Date of Report (Date of earliest event reported)
ENERGY TRANSFER PARTNERS, L.P.
(Exact name of Registrant as specified in its charter)

Delaware	1-11727	73-1493906
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)
3738 Oak Lawn Avenue
Dallas, TX 75219
(Address of principal executive offices)
(214) 981-0700
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On December 6, 2010, Energy Transfer Partners, L.P. (the “Partnership”) entered into an Equity Distribution Agreement (the “Agreement”) with Credit Suisse Securities (USA) LLC (“Credit Suisse”). Pursuant to the terms of the Agreement, the Partnership may sell from time to time through Credit Suisse, as the Partnership’s sales agent, the Partnership’s common units representing limited partner interests having an aggregate offering price of up to $200,000,000 (the “Units”). Sales of the Units, if any, will be made by means of ordinary brokers’ transactions on the New York Stock Exchange at market prices, in block transactions or as otherwise agreed by the Partnership and Credit Suisse.
     Under the terms of the Agreement, the Partnership may also sell Units from time to time to Credit Suisse as principal for its own account at a price to be agreed upon at the time of sale. Any sale of Units to Credit Suisse as principal would be pursuant to the terms of a separate terms agreement between the Partnership and Credit Suisse.
     The Units will be issued pursuant to the Partnership’s shelf registration statement on Form S-3 (Registration No. 333-160019).
     The summary of the Agreement in this report does not purport to be complete and is qualified by reference to such agreement, which is filed as Exhibit 1.1 hereto. Legal opinions relating to the Units are included as Exhibits 5.1 and 8.1 hereto.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit
Number	Description of the Exhibit

Exhibit 1.1	Equity Distribution Agreement, dated December 6, 2010 by and among the Partnership and Credit Suisse Securities (USA) LLC.

Exhibit 5.1	Opinion of Vinson & Elkins L.L.P. regarding legality of the Units.

Exhibit 8.1	Opinion of Vinson & Elkins L.L.P. regarding tax matters.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Energy Transfer Partners, L.P.
	By:	Energy Transfer Partners GP, L.P., its general partner

	By:	Energy Transfer Partners, L.L.C., its general partner

Date: December 7, 2010	/s/ Martin Salinas, Jr.
Martin Salinas, Jr.
Chief Financial Officer